UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 20 Davis Drive, Belmont, CA 94002

Registrant’s telephone number, including area code: (650) 472-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Appointment of New Director

On April 1, 2019, Godfrey Sullivan was appointed to the Board. Mr. Sullivan will serve as a director with a term of office expiring at the Company’s 2019 Annual Meeting of Stockholders.

Mr. Sullivan has served as a member of the board of directors of Splunk, Inc., an enterprise software company, since December 2011, including as Chairman of the board of directors from December 2011 until March 2019, and he previously served as President and Chief Executive Officer of Splunk, Inc. from September 2008 to November 2015. Prior to this, Mr. Sullivan was with Hyperion Solutions Corporation, a performance management software company acquired by Oracle Corporation, where he served in various executive roles, most recently as President and Chief Executive Officer from October 2001 to April 2007, and as a member of the board of directors from July 2004 until April 2007. Mr. Sullivan has served as a member of the board of directors of CrowdStrike, Inc., a cybersecurity technology company, since November 2017, and previously served as a member of the board of directors of Citrix Systems, Inc., an enterprise software company, from February 2005 to June 2018.

In accordance with the Company’s amended and restated Outside Director Compensation Policy, the terms of which will be described in the Company’s proxy statement for its 2019 Annual Meeting of Stockholders, Mr. Sullivan is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Outside Director Compensation Policy, as amended in 2019, Mr. Sullivan is entitled to $45,000 in annual cash compensation for service on the Board and an initial equity award of restricted stock units with a grant date fair market value of $245,000, pro rated for the portion of the annual period from June 1, 2018 through May 31, 2019 during which he will serve. Assuming Mr. Godfrey is elected to the Board at the 2019 Annual Meeting of Stockholders, he will also be eligible for an annual equity grant with a grant date fair value of $245,000 effective on June 1, 2019.

The Company has entered into its standard form of indemnification agreement with Mr. Sullivan, a copy of which is filed as Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Other than the indemnification agreement described in the preceding sentence, Mr. Sullivan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Sullivan and any other persons pursuant to which Mr. Sullivan was appointed a director of the Company, and there are no family relationships between Mr. Sullivan and any director or executive officer of the Company.

A copy of the news release issued by the Company on April 3, 2019 announcing Mr. Sullivan’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	News release of RingCentral, Inc. dated April 3, 2019, announcing the appointment of a new director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2019

RINGCENTRAL, INC.

By: /s/ Bruce Johnson

Name:	Bruce Johnson
Title:	Vice President, Legal